Calculation of Filing Fee Tables
S-3
Permian Resources Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Equity	Class A Common Stock, par value $0.0001 per share	457(a)	82,726,071	$ 13.70	$ 1,133,347,172.70	0.0001381	$ 156,515.24
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,133,347,172.70		$ 156,515.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 156,515.24
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock and warrants as may from time to time be issued by Permian Resources Corporation (formerly known as PRC NewCo Inc) ("Permian Resources" or the "Registrant"), as applicable, at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including pursuant to the exercise of any warrants previously issued by Permian Resources and under any applicable antidilution provisions. (2) Includes rights to acquire Class A common stock or preferred stock of Permian Resources under any shareholder rights plan then in effect, if applicable, under the terms of any such plan. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Permian Resources is deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. Permian Resources will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock and warrants as may from time to time be issued by Permian Resources Corporation (formerly known as PRC NewCo Inc) ("Permian Resources" or the "Registrant"), as applicable, at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including pursuant to the exercise of any warrants previously issued by Permian Resources and under any applicable antidilution provisions. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Permian Resources is deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. Permian Resources will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock and warrants as may from time to time be issued by Permian Resources Corporation (formerly known as PRC NewCo Inc) ("Permian Resources" or the "Registrant"), as applicable, at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including pursuant to the exercise of any warrants previously issued by Permian Resources and under any applicable antidilution provisions. (4) Includes warrants for the purchase of shares of Class A common stock or preferred stock. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Permian Resources is deferring payment of all of the registration fee and will pay the registration fee on a "pay-as-you-go" basis. Permian Resources will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[4]	(5) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. This Registration Statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities issued hereunder. (6) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $1,133,347,172.70, which is the average of the high and low prices of the Class A common stock on January 6, 2026 on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Permian Resources Corporation (n/k/a Permian Resources Holdings Inc.)	S-3	333-275405	11/08/2023		$ 156,515.24	Equity	Class A Common Stock, par value $0.0001 per share	79,150,389	$ 1,083,568,826.00
Fee Offset Sources	3	Permian Resources Corporation (n/k/a Permian Resources Holdings Inc.)	S-3	333-275405		11/08/2023						$ 156,515.24
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In connection with the Reorganization, the Predecessor Registrant terminated the 2023 Registration Statement and 79,150,389 shares of Class A common stock remains unsold. As a result, the Predecessor Registrant has $159,934.76 in unused filing fees associated with the 2023 Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

Offset Note
[2]	(1) On January 7, 2026, pursuant to a corporate reorganization (the "Reorganization"), the Registrant became the successor, within the meaning of Rule 405, of Permian Resources Corporation (now known as Permian Resources Holdings Inc.) (the "Predecessor Registrant"), following the merger of a subsidiary of the Registrant with and into the Predecessor Registrant (the "Merger"). The Merger resulted in (i) the Registrant becoming the parent of the Predecessor Registrant and (ii) the former security holders of the Predecessor Registrant owning, as of the effective time of the Merger (the "Merger Effective Time"), economic interests in the Registrant identical to and in the same proportions as the economic interests they held in the Predecessor Registrant immediately prior to the Merger Effective Time. (2) The Predecessor Registrant previously filed a registration statement on Form S-3 (File No. 333-275405), which became immediately effective upon filing on November 8, 2023 (the "2023 Registration Statement") and registered the offer and sale of up to an aggregate of 334,064,083 shares of Class A common stock by the selling stockholders named therein. The filing fee for the 2023 Registration Statement was calculated at $13.69 per share for the "Maximum Aggregate Offering Price" and the "Fee Rate" was 0.0001476. In connection with the Reorganization, the Predecessor Registrant terminated the 2023 Registration Statement and 79,150,389 shares of Class A common stock remains unsold. As a result, the Predecessor Registrant has $159,934.76 in unused filing fees associated with the 2023 Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

[3]	(1) On January 7, 2026, pursuant to a corporate reorganization (the "Reorganization"), the Registrant became the successor, within the meaning of Rule 405, of Permian Resources Corporation (now known as Permian Resources Holdings Inc.) (the "Predecessor Registrant"), following the merger of a subsidiary of the Registrant with and into the Predecessor Registrant (the "Merger"). The Merger resulted in (i) the Registrant becoming the parent of the Predecessor Registrant and (ii) the former security holders of the Predecessor Registrant owning, as of the effective time of the Merger (the "Merger Effective Time"), economic interests in the Registrant identical to and in the same proportions as the economic interests they held in the Predecessor Registrant immediately prior to the Merger Effective Time. (2) The Predecessor Registrant previously filed a registration statement on Form S-3 (File No. 333-275405), which became immediately effective upon filing on November 8, 2023 (the "2023 Registration Statement") and registered the offer and sale of up to an aggregate of 334,064,083 shares of Class A common stock by the selling stockholders named therein. The filing fee for the 2023 Registration Statement was calculated at $13.69 per share for the "Maximum Aggregate Offering Price" and the "Fee Rate" was 0.0001476. In connection with the Reorganization, the Predecessor Registrant terminated the 2023 Registration Statement and 79,150,389 shares of Class A common stock remains unsold. As a result, the Predecessor Registrant has $159,934.76 in unused filing fees associated with the 2023 Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A